Exhibit 32.2
Written Statement
Pursuant To
18 U.S.C. Section 1350
     The undersigned, Brent W. Christensen, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:
     (i) the Form 10Q for the quarterly period ended August 31, 2006 of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2006
By:	/s/ Brent W. Christensen

Senior Vice President — Finance and CFO

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